As filed with the Securities and Exchange Commission on March 24, 1997

                                                  Registration No. 33-98188
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                       POST-EFFECTIVE AMENDMENT NO. 1
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                           PENNICHUCK CORPORATION
           (Exact name of registrant as specified in its charter)

          New Hampshire                                02-0177370
  (State or other jurisdiction                        (IRS employer
of incorporation or organization                  identification number)

                              Four Water Street
                         Nashua, New Hampshire 03060
                               (603) 882-5191

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Charles J. Staab, Vice President
                           Pennichuck Corporation
                              Four Water Street
                         Nashua, New Hampshire 03060
                               (603) 882-5191

        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:
                          Denis J. Maloney, Esquire
                    Gallagher, Callahan & Gartrell, P.A.
                    214 North Main Street, P.O. Box 1415
                      Concord, New Hampshire 03302-1415
                               (603) 228-1181

      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of each                            Proposed          Proposed
class of                                 maximum           maximum            Amount of
securities to            Amount to be    offering price    aggregate          registration
be registered            registered      per unit*         offering price*    fee**
------------------------------------------------------------------------------------------

Common Shares, $1.00
 par value               100,000         $17.75            $1,775,000         $612.00
==========================================================================================
<F*>  Calculated pursuant to Rule 457(c)of the Commission under the Securities
      Act of 1933.

<F**> Previously paid

      Pursuant to Rule 429 of the Commission under the Securities Act of 1933, the prospectus contained in this registration statement also relates to shares of the registrant's Common Stock covered by the registrant's registration statement on Form S-3 (Commission File No. 33-69494).


                                   PROSPECTUS

                 (LOGO)      PENNICHUCK CORPORATION

             DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

                          _________________________


      The Dividend Reinvestment and Common Stock Purchase Plan ("Plan") of Pennichuck Corporation ("Company") provides shareholders of the Company, residential customers of the Company's subsidiary, Pennichuck Water Works, Inc., and full-time employees who reside in New Hampshire, with a simple and convenient method of purchasing shares of common stock of the Company, $1.00 par value ("Common Stock"), without payment of any brokerage commission or service charge. Participants who are already enrolled in the Plan will continue to participate in the Plan without any further action on their part.

      Holders of the Company's Common Stock who elect to participate in the Plan may:

      - Have cash dividends on all or some of their shares automatically reinvested in additional common shares at a discount to current market prices.

      - Make optional cash investments of not less than $100.00 per "Dividend Investment Date" nor more than $12,000 per calendar year.


      The Common Stock of the Company is traded on the over-the-counter market and is listed for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System under the symbol "PNNW". Prices for such Common Stock are reported in the Nasdaq National Market System section of The Wall Street Journal on a periodic basis. The purchase price of a share of Common Stock purchased with reinvested dividends under the Plan will be 95% of the average of the closing bid prices for the Common Stock as quoted through the Nasdaq National Market System for the five trading days immediately preceding, but not including, the applicable date on which the dividend is paid (the "Dividend Investment Date"). The purchase price for shares purchased with optional cash payments will be 100% of such average market price. See "THE PLAN - Purchases."

      This Prospectus relates to 200,000 shares of authorized Common Stock registered for purchase under the Plan (of which 165,487 were unissued as of December 31, 1996). It is suggested that this Prospectus be retained for future reference. Shareholders of the Company who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. Prospective participants in the Plan should carefully consider the matters set forth under "RISK FACTORS" on page 4.


      The net proceeds to the Company will depend upon the price and the number of shares of Common Stock actually purchased pursuant to the Plan.
No underwriting discounts or commissions will be paid by the Company or by a participant under the Plan.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is February 1, 1997.



                              TABLE OF CONTENTS

AVAILABLE INFORMATION                                                 1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       1

THE COMPANY                                                           3

      General                                                         3

      Business of Pennichuck Corporation                              3

RISK FACTORS                                                          4

THE PLAN                                                              6

      Purpose                                                         6

      Advantages and Risks                                            6

      Administration                                                  7

      Participation                                                   8

      Costs                                                          11

      Purchases                                                      11

      Optional Cash Payments and Initial Investments                 12

      Reports to Participants                                        13

      Dividends on Shares Held Under the Plan                        13

      Certificates for Shares                                        14

      Changing Type of Participation; Withdrawal
       from Participation                                            15

      Other Information                                              17

USE OF PROCEEDS                                                      21

VALIDITY OF SHARES                                                   21

EXPERTS                                                              21

INDEMNIFICATION                                                      21

      No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

      Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                            AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, and at the SEC's regional offices in New York (7 World Trade Center, Suite 1300, New York, NY 10048) and Chicago (Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661). Copies of such material may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the SEC.


                     INCORPORATION OF CERTAIN DOCUMENTS
                                BY REFERENCE

      The following documents and information filed with the Securities and Exchange Commission are hereby incorporated by reference in this Prospectus:


      (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 filed pursuant to the 1934 Act;

      (ii) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996 filed pursuant to the 1934 Act;

      (iii) The Company's definitive Proxy Statement dated March 21, 1996 in connection with its Annual Meeting of Shareholders, filed pursuant to the 1934 Act; and


      (iv) The description of the Common Stock of the Company which is contained in the Registration Statement filed on Form 10 under the 1934 Act, including any amendment or report filed for the purpose of updating such description under the 1934 Act.

      All reports and other documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant hereto have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed documents which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements then modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

      The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the reports or other information that is referred to or incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Such requests should be directed to the attention of Shareholder Relations, Pennichuck Corporation, Four Water Street, Nashua, New Hampshire 03060, (603) 882-5191. Any questions regarding The Dividend Reinvest-ment and Common Stock Purchase Plan of Pennichuck Corporation should be directed to Maurice L. Arel or Charles J. Staab at Four Water Street, Nashua, New Hampshire 03060, (603) 882-5191.

                                 THE COMPANY

General

      Pennichuck Corporation (the "Company") is a business corporation organized under the laws of the State of New Hampshire. The Company is a holding company, the principal purpose of which is to acquire an interest in or control of corporations or associations engaging in any lawful activities, including (i) corporations engaged in the business of gathering and distributing water and related businesses, and (ii) corporations engaged in the business of owning, developing and managing real estate.

      The Company has three wholly-owned operating subsidiaries, Pennichuck Water Works, Inc. ("Pennichuck") which furnishes water service in the City of Nashua, New Hampshire and portions of Amherst, Bedford, Derry, Hollis, Merrimack, Milford, and Plaistow, New Hampshire; The Southwood Corporation ("Southwood") a New Hampshire business corporation which presently owns, develops, and manages real estate in the City of Nashua and the Town of Merrimack, New Hampshire; and Pennichuck Water Service Corporation, a New Hampshire business corporation which is engaged in providing water system management services.

Business of Pennichuck Corporation


      The Company was established in 1852. For 144 years, the Company, under its former name, Pennichuck Water Works, or through its present subsidiary, Pennichuck, has engaged in its principal business of supplying water service in Nashua, New Hampshire and certain other areas in southern New Hampshire, subject to the jurisdiction of the New Hampshire Public Utilities Commission ("Commission"). The Company's income is derived primarily from earnings on Pennichuck's common stock, all of which is held by the Company.


      The Company's income and future ability to pay dividends on the Common Stock is dependent primarily upon the continued ability of Pennichuck to pay dividends to the Company. The profitability of the operations of the water utility industry generally and of Pennichuck (and hence the Company) is dependent on the timeliness and adequacy of rate relief allowed by utility regulatory commissions, as well as by climatic and general economic factors which affect customer demand for water, general industrial demand, prevailing rates of interest for short and long-term borrowings, energy rates, wages, and compliance with environmental and water quality regulations. See "RISK FACTORS".

      In addition, inflation and other factors beyond the Company's or Pennichuck's control impact on the costs of construction, materials and labor costs. See "Item 1. Description of Business" in the Company's latest Annual Report on Form 10-KSB filed pursuant to Section 13 of the Securities Exchange Act of 1934.

      The executive offices of the Company are located at Four Water Street, Nashua, New Hampshire, its mailing address is P. O. Box 448, Nashua, New Hampshire 03061, and its telephone number is (603) 882-5191.

                                RISK FACTORS

      A purchase of the Company's Common Stock offered hereby involves a certain degree of risk. Prospective purchasers of the Common Stock are urged to read and carefully consider the information set forth below and elsewhere in this Prospectus, as well as the information contained in the documents incorporated by reference herein. Before deciding to purchase shares of Common Stock and participate in the Plan, please read and carefully consider the information in this Prospectus, the Company's most recent Annual Report to Shareholders and quarterly report to shareholders.

      Dependence on Pennichuck Water Works, Inc.; Dividends.   The Company's
income, and its ability to pay dividends on shares of Common Stock, are derived primarily from the profitability of its wholly-owned water utility subsidiary, Pennichuck Water Works, Inc. ("Pennichuck"). Although the Company cannot assure its shareholders that it will be able to continue to pay dividends on a regular quarterly basis, it has paid consecutive annual dividends since at least 1917.

      Rate Regulation. Pennichuck is regulated by the New Hampshire Public Utilities Commission ("Commission") with respect to its rates, debt and capital issues, and service. The profitability of Pennichuck's operations is largely dependent on the timeliness and adequacy of rate relief allowed by the Commission, as well as by climatic and general economic factors which affect customer demand for water. Pennichuck's last three permanent rate increases, as authorized by the Commission, were in the amounts of 7.36%, effective July 31, 1992, 13.8%, effective November 1, 1993, and 3.48%, effective December 1, 1994. The Commission is required by law to allow New Hampshire utilities the opportunity to earn a rate of return on the property used to serve their customers, which, at a minimum, is equal to the cost of capital permanently employed by the utility. However, a delay, known as "regulatory lag" normally occurs between the time an expense is incurred or an increase in the cost of capital occurs, and the time when new increased rates become effective.


      Property Tax Increases. Pennichuck's real estate was reassessed by the City of Nashua in 1995 and the 23% increase in those taxes will not be offset by increased water rates until and unless Pennichuck has successfully prosecuted a rate case before the Commission to conclusion, a process which could take up to nine months from the date of Pennichuck's filing for the rate increase. This is an example of regulatory lag.


      Environmental and Water Quality Concerns. Water utility companies are always somewhat at risk from hazardous waste spills and other environmental disasters. The Pennichuck water system has water treatment and alternate water source and storage facilities as well as its pond system and the Merrimack River, which together provide a short-term alternative to Pennichuck in the event hazardous waste were to contaminate one of its water sources.

      The quality of Pennichuck's treated water currently meets or exceeds all standards set by the federal Safe Drinking Water Act of 1986 ("SDWA") and Pennichuck does not anticipate that any significant capital expenditures will be required in the foreseeable future given the present water quality standards set by the SDWA. However, there is no assurance that the standards set by SDWA will not change in the future, including a possible imposition of stricter monitoring standard imposing additional operating costs on Pennichuck, which costs should eventually be recouped through its water rates.


      Limited Public Market for Trading of Common Stock. The Company's Common Stock is traded on the over-the-counter market and quoted through the Nasdaq National Market System under the symbol "PNNW". On December 31, 1996, there were approximately 750 holders of record of the 745,515 shares of the Company's stock outstanding. Presently, there are three "market makers" for the Company's Common Stock: Tucker Anthony, Inc., The Chicago Corporation and Monroe Securities. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Potential investors should therefore consider the relative lack of an active trading market for the Common Stock and should subscribe for the Common Stock primarily with a long-term investment interest. During the 12-month period ending December 31, 1996, 40,500 shares were traded at bid prices ranging from a low of $16.50 to a high of $22.00; the average monthly trading volume during such period was approximately 3,400 shares. Although the price of the Company's stock has been reasonably stable in recent years, as a general matter thinly traded stocks are not as liquid as actively traded stocks and may be subject to sharp changes in price, particularly when larger blocks of shares are sold at one time.


      Impact of Weather and Seasonal Demands. Pennichuck's revenue is impacted by weather and is somewhat seasonal. Normally, its most profitable quarters are the third and fourth quarters which reflect increased water consumption during the spring and summer months. Demand is normally lower during cool, wet springs and summers than it is during warm, hot springs and summers.

      Earnings Dilution. In the event the maximum number of shares offered hereby are purchased, there is no assurance the Company will be able to profitably invest such additional capital to the same extent that existing capital is utilized, or that relative dilution in per share earnings historically earned by the Company will not occur, with a possible resulting decrease in the market price of the Common Stock.


      Real Estate Development Risks. The Company's real estate subsidiary, The Southwood Corporation, owns approximately 607 acres of real estate which is available for development. Although none of that real estate is subject to mortgage debt and therefore is not directly subject to the impact of unfavorable interest rates, demand and prices are dependent upon the interest rate climate, construction costs as well as general economic conditions.

      Dependence on Certain Industrial Customers. Approximately 27% of Pennichuck's operating revenues are derived from commercial and industrial customers. Pennichuck's largest customer is responsible for about 13% of Pennichuck's daily average usage. Pennichuck's profitability would be adversely impacted were that customer to take a significantly lower amount of Pennichuck's supply in the future.


      Tax Impact of Plan Participation. Participants under the Plan are required to reinvest at least fifty percent (50%) of dividends received in additional shares of Common Stock. Reinvestment of dividends does not relieve a Plan participant of the liability for any income or other tax which may be payable on such dividends. Each prospective purchaser should consult his or her own advisor to determine the particular federal, state and local tax consequences resulting from participation in the Plan and any subsequent transfer of shares purchased pursuant to the Plan. See "THE PLAN
- Other Information".

                                  THE PLAN

      The text of the Dividend Reinvestment and Common Stock Purchase Plan ("Plan") of Pennichuck Corporation ("Company") is set forth below in its entirety. The Plan is written in a simple question and answer format.

Purpose

1.  What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of record of the Company's common stock, par value $1.00 per share ("Common Stock") and customers and employees of Pennichuck who reside in New Hampshire, with a convenient and economical method of investing cash dividends in additional shares of the Company's Common Stock, or investing cash dividends and also making optional cash purchases of additional shares of Common Stock, without payment of any brokerage commission or service charge. When Common Stock is purchased, the Company will receive additional equity funds which will be made available to its subsidiaries for capital expenditures for extensions, additions and improvements to utility plant or real estate holdings, or applied toward payment of indebtedness of the Company or its subsidiaries incurred for such expenditures or used for potential acquisitions or for the Company's other corporate purposes.

Advantages and Risks

2.  What are the advantages of the Plan?

      a) Shares may be acquired through the reinvestment of dividends at a 5% discount from the Fair Market Value of such shares as more fully explained in Question 11 below.

      b) Participants may, in addition, invest quarterly in additional shares of Common Stock by making optional cash payments of at least $100 and not exceeding $3,000. The purchase price of the shares purchased with optional cash payments pursuant to the Plan will be 100% of such Fair Market Value. Optional cash payments may be made by check or money order, as more fully explained in Question 15 below.


      c) Residential customers of Pennichuck, including all members of households served by Pennichuck, and full-time employees of Pennichuck, residing in New Hampshire who do not presently own shares of Common Stock may become participants by making an initial cash investment of at least $500, but not more than $3,000, to purchase shares under the Plan, also at 100% of such Fair Market Value.


      d) No commission or service charge is paid by participants in connection with purchases under the Plan.

      e) Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends on fractions of shares, as well as full shares, in participants' accounts will be credited to such accounts.

      f) The Plan provides for simplified record keeping and regular statements of accounts for shares credited to participants' accounts under the Plan.

      g) The Plan also provides, at no cost to participants, for the safekeeping of participants' stock certificates for shares credited under the Plan.

3.  Does participation in the Plan involve any risk?

      The risk to shareholders, customers and employees who participate in the Plan is the same as with any other investment in shares of Common Stock of the Company. It should be recognized that a participant, customer or employee who purchases Common Stock under the Plan loses any advantage otherwise available from being able to select the timing of his or her investment. It should also be recognized that, like any investment, the Company cannot assure the participant, a customer or an employee of a profit or dividend, or protect the participant, customer or employee against a loss on the shares purchased under the Plan. See "RISK FACTORS".

Administration

4.  Who administers the Plan?


      The First National Bank of Boston (the "Agent") has been designated by the Company as the agent to administer the Plan for participants, to purchase and hold shares of Common Stock acquired through the Plan, to maintain records, to send statements of account to participants and to perform other duties relating to the Plan. The Company and the Agent are not affiliated. The Agent does not make a market in the Common Stock; it will not buy or facilitate the purchase of shares of Common Stock from a participant in the Plan.


      Shares purchased for a participant will be held by or through the Agent until termination of participation in the Plan or until a written request is received from the participant for withdrawal of all or part of such participant's shares. Shares purchased under the Plan and held by the Agent will be registered in its name or the name of one of its nominees. The Company may replace the Agent at any time. In the event that the Agent should cease to administer the Plan, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.


      All initial investments and optional cash payments should be sent to the Agent as follows:

            THE FIRST NATIONAL BANK OF BOSTON
            P.O. BOX 1681
            BOSTON, MASSACHUSETTS 02105-1681

      Any questions or other correspondence concerning the Plan should be addressed to the Agent as follows:

            THE FIRST NATIONAL BANK OF BOSTON
            INVESTOR RELATIONS DEPARTMENT
            P.O. BOX 644
            MAIL STOP 45-02-09
            BOSTON, MASSACHUSETTS 02105-0644
            TELEPHONE NO. 1-800-736-3001


Participation

5.  Who is eligible to participate?


      (a) Shareholders. All holders of record of Common Stock of the Company (referred to herein as "Shareholders") are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are registered in names other than their own (i.e. in the name of a broker or bank nominee) must arrange with the shareholder of record for participation. If for any reason a beneficial owner is unable to arrange participation with his or her broker or bank nominee, he or she must become a record holder by having the shares transferred to his or her own name.


      (b) Customers. All residential customers of Pennichuck are eligible to participate in the Plan, as well as all members of households served by Pennichuck. Water consumers in the franchise territory served by Pennichuck who are not customers, such as renters and condominium owners, may participate in the Plan, except that groups of individuals such as tenant associations are not eligible to participate. All customer participants must reside in New Hampshire. Business customers of Pennichuck are not eligible to participate. Customers who are eligible to participate in the Plan are herein referred to as "Customers".

      (c) Employees. All full-time employees of Pennichuck who reside in New Hampshire (referred to herein as "Employees") are eligible to participate in the Plan.

      A Customer or Employee may participate in his or her own name, in the joint name of the Customer or Employee and another person, or in his or her name as custodian or trustee for another person, by marking the Authorization Form in the appropriate manner.

6.   How does an eligible Shareholder, Customer or Employee participate?

      A Shareholder, Customer or Employee may join the Plan by checking the appropriate box on the enclosed Authorization Form and signing and returning it to the Agent. A postage-paid, pre-addressed envelope is provided for this purpose. An additional Authorization Form may be obtained at any time by telephone or written request to the Agent at the above telephone number or address, or to the Company at (603) 882-5191 or P.O. Box 448, Nashua, New Hampshire 03061, Attention: Shareholder Relations. Those Shareholders who do not wish to participate in the Plan will continue to receive cash dividends at such times as dividends are paid to all Shareholders.

      In order for Shareholders to participate in the Plan, the Authorization Form and any written notification of other instructions must be signed by or on behalf of all owners of record of the relevant shares. When such shares are held in more than one name (i.e. joint tenants, co-trustees, etc.), all registered holders must sign. When an Authorization Form or written notification is signed by an executor, administrator, trustee or guardian, or as attorney, the capacity in which the Authorization Form or notification is signed must be specified. An Authorization Form or written notification by a shareholder which is a corporation or other organization should be signed by an authorized officer or other official, identified as such.


      A Customer or Employee need not be a registered holder of Common Stock but, by executing the Authorization Form, agrees to have at least $500 of Common Stock purchased on his or her behalf on the next Dividend Investment Date (as defined under Question 8) at a price equal to 100% of the Fair Market Value, and must acknowledge that he or she is a New Hampshire resident. Each Authorization Form for a Customer or Employee who is not a registered stockholder must be accompanied by a check for at least $500, but not more than $3,000.


      A participant must furnish his or her Federal tax identification number to the Agent when opening a Plan Account. A participant automatically continues in the Plan unless he or she notifies the Agent in writing that he or she wishes to withdraw. (See Question 24). A participant who ceases to be a Customer or Employee of Pennichuck may continue to participate in the Plan as long as at least one whole share of Common Stock is registered in the participant's name or held through the Plan. See Question 26 for information concerning termination by the Company of participation by a participant. Current participants do not need to complete and return a new Authorization Form unless they wish to change their type of participation.

7.  What does the Authorization Form provide?

      By means of the Authorization Form a participant may participate in the Plan by exercising one of the following options:

            a) By checking the "Full Dividend Reinvestment" box, a participant directs the Agent (i) to invest, in additional shares of Common Stock to be credited to the shareholder's account, all of the cash dividends on all Common Stock registered in his or her name as well as on all of the shares credited to his or her account under the Plan, and (ii) to invest any optional cash payments (from $100 to $3,000 per quarter) which the participant chooses to make from time to time.

            b) By checking the "Partial Dividend Reinvestment" box and designating in the appropriate space the percentage of cash dividends (50%, 60%, 70%, 80% or 90%), a par-ticipant directs the Agent (i) to invest such percentage of cash dividends on Common Stock registered in his or her name, as well as all cash dividends on the shares credited to his or her account under the Plan, in additional shares of Common Stock to be credited to his or her account, in which case the cash dividends on the remaining number of shares of Common Stock (50%, 40%, 30%, 20% or 10%) registered in his or her name will continue to be sent by check to the participant in the usual manner, and (ii) to invest any optional cash payments (from $100 to $3,000 per quarter) which the participant chooses to make from time to time.

      If a signed Authorization Form is returned to the Company without one of the boxes checked, the shareholder will be enrolled under the "Full Dividend Reinvestment" option. If a signed Authorization Form is returned to the Company with the "Partial Dividend Reinvestment" box checked but without designating the percentage of cash dividends, the form will be returned to the shareholder for completion.


      A Customer or Employee who desires to participate in the Plan must direct the Agent to purchase shares of Common Stock with an initial investment of at least $500, but not more than $3,000, enclosed with the Authorization Form. Customers or Employees should also select the full or partial reinvestment option.


      A Shareholder, Customer or Employee may not participate in the Plan solely with respect to optional cash payments. At least 50% of dividends on shares registered in the participant's name, and all dividends on shares credited to a participant's account, must be reinvested under the Plan.

      No matter which of the above options is chosen, all shares purchased under the Plan and held in the Plan account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in Common Stock at a price equal to 95% of the Fair Market Value of the Common Stock as more fully explained in Question 11 below.

8.  When may a Shareholder, Customer or Employee join the Plan?

      Shareholders, Customers, and Employees may join the Plan as of any Dividend Investment Date. Dividends on the Common Stock have historically been paid by the Company on or about the 15th day of February, May, August and November. The record date, from which entitlement to common dividends is determined, is generally from ten to twenty days preceding the payment date (the "Dividend Record Date"). The Dividend Investment Date will be the same date as the dividend payment date fixed by the Board of Directors of the Company. If the Authorization Form is received by the Agent on or prior to the fifth business day prior to a Dividend Record Date, the participant will be enrolled in the Plan as of the next Dividend Investment Date. If the Authorization Form is received by the Agent after the fifth business day preceding a Dividend Record Date, the reinvestment of dividends, and the making of optional cash investments, will not begin until the second succeeding Dividend Record Date unless the Authorization Form is received after the fifth business day preceding a Dividend Record Date and not later than the fifth business day after the Dividend Investment Date and the Agent in its discretion determines to enroll the person as of such Dividend Investment Date.

Costs

9. Are there any expenses to participants in connection with purchases under the Plan?

      No. All costs of administration of the Plan are to be paid by the Company. There will be no service charges. There will be no brokerage commissions when shares are purchased under the Plan.

Purchases

10.  What is the source of shares purchased under the Plan?

      Shares may be purchased under the Plan directly from the Company's authorized but unissued common shares, from the Company's treasury shares or from a combination of the foregoing.

11.  What will be the price of the common shares purchased under the Plan?


      The price of the common shares purchased with reinvested dividends under the Plan will be 95% of the Fair Market Value of the Company's Common Stock as of the Dividend Investment Date, determined as provided herein. For purposes of the Plan the Fair Market Value will be the average of the closing bid prices for the Company's common stock as quoted through the Nasdaq National Market System for the five trading days immediately preceding, but not including, the applicable Dividend Investment Date. If there are such quotations for some but not all of such five trading days, the average shall be based on those trading days during the five-day period for which such quotations are available. If there are no quotations with respect to the Company's Common Stock in the five-day period, the Fair Market Value shall be determined by the Company on the basis of such market quotations or other method as the Company deems appropriate. The price of shares purchased with optional cash payments, and the price of shares purchased with initial cash payments from Customers and Employees, will be 100% of such Fair Market Value, in each case as of the applicable Dividend Investment Date.


12.  How many common shares will be purchased for participants?

      The number of shares to be purchased depends on the amount of the participant's dividend or optional cash payments, or both, and the price of the Common Stock. The participant's account will be credited with a number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price. Thus, the shares purchased for a participant under the Plan will be held separately from the shares of Common Stock which the participant purchases (or has previously purchased) outside the Plan and holds in his or her own name. A participant may not specify the number of shares to be purchased or the price at which shares are to be purchased, or otherwise seek to restrict or control purchases made pursuant to the Plan.

13.  When shall purchases of common shares be made?

      Purchases of common shares from the Company, and the transfer of shares to participants' accounts under the Plan, shall be made as of the close of business on the relevant Dividend Investment Date. Dividend and voting rights normally will commence on the day after the Dividend Investment Date.

      No interest will be paid by the Company or the Agent on cash dividends held under the Plan.

Optional Cash Payments and Initial Investments

14.  How do optional cash payments and initial investments work?


      On each Dividend Investment Date, the Agent will invest optional cash payments, if any, received from the participant, and initial cash investments received from Customers and Employees, on or before the fifth business day prior to the preceding Dividend Record Date, by purchasing shares of Common Stock to be credited to the participant's account. However, the Agent in its discretion may accept an optional cash investment or initial cash investment received after such fifth business day, and not later than the fifth business day after the Dividend Investment Date, and apply it as of that Dividend Investment Date. Optional cash payments re-ceived from participants, and initial investments received from Customers and Employees, after the fifth business day prior to the Dividend Record Date, and not invested on or as of the next Dividend Investment Date, will be held by the Agent and will be invested on the second succeeding Dividend Investment Date. NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON OPTIONAL CASH PAYMENTS OR INITIAL INVESTMENTS.

      Each optional cash payment must be at least $100, and each initial cash investment must be at least $500. No initial cash investment may exceed $3,000, and optional cash payments may not exceed $3,000 in any quarter.


15.  How are optional cash payments and initial investments made?

      More than one optional cash payment may be made in each quarter, but the aggregate of such payments may not be more than $3,000 in any calendar quarter. Any amount in excess of $3,000 will be returned to the participant. For purposes of this limitation, at the Agent's discretion, all Plan accounts under common control or management may be aggregated and deemed to be one account. The Agent will purchase as many whole shares and fractional shares (computed to four decimal places) of Common Stock as can be purchased with the amount submitted.

      An optional cash investment may be made by a participant and an initial investment may be made by a Customer or Employee when enrolling, by personal check or money order payable in U.S. dollars to the Agent. Checks must be drawn against U.S. banks. Optional cash payments must be mailed to the Agent at the address set forth in Question 4. CASH PAYMENTS FORWARDED TO ANY OTHER ADDRESS DO NOT CONSTITUTE VALID DELIVERY. Cash payments constituting an initial investment shall be accompanied by an Authorization Form. Thereafter, optional cash investments may be made only through the use of Cash Invest-ment Forms which are attached to those statements of account sent to participants periodically by the Agent. The same amount of money need not be invested each time and there is no obligation to make any optional cash payments. However, each optional cash payment must be at least $100. No optional cash investments may be made by participants who do not have dividends reinvested under the Plan.

      In the event that any check is returned unpaid for any reason, the Agent will consider the request for investment of such funds void and without effect and will immediately remove from the participant's account any shares purchased upon the prior credit of such funds. The Agent may then sell such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Agent will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

16. Will shares acquired through optional cash payments and initial investments be subject to automatic dividend reinvestment?

      Yes. All dividends paid on shares acquired through optional cash payments and initial investments, so long as the shares are held in the participant's Plan account, will be automatically reinvested in shares of Common Stock. If certificates for shares acquired through optional cash payments or initial investment by Customers and Employees are issued to the participant, the dividends paid on such shares will continue to be reinvested unless the participant elects to have them paid in cash by submitting a new Authorization Form to the Agent.

Reports to Participants

17.  How will participants be advised of their purchase of shares?

      A participant will receive a quarterly statement of his or her account as soon as practicable after each Dividend Investment Date. These statements are a participant's continuing record of the cost of his or her purchases and should be retained for tax purposes. In addition, each par-ticipant will receive a prospectus relating to the Plan, and copies of the same communications sent to every other shareholder, including the Company's quarterly reports, annual report, notice of shareholders' meeting and proxy statement, and income tax information for reporting dividends paid by the Company.

Dividends on Shares held under the Plan

18. Will participants be credited with dividends on shares held in their accounts under the Plan?

      Yes. The Company pays dividends, as declared, to the record holders of all its shares. As the record holder for participants, the Agent will be entitled to receive dividends for all shares credited to participants' accounts on the record date. The Agent will credit such dividends to participants on the basis of full and fractional shares held in their accounts. All cash dividends on shares held under the Plan shall automatically be reinvested in additional shares of common stock under the Plan at the 5% discount as set forth in Question 11 above.

19. Will dividends be paid on Common Stock purchased on a Dividend Investment Date?

      No. The Dividend Investment Dates are the Company's dividend payment dates which normally are the 15th day of February, May, August and November.
To receive the dividend, a   person must be a stockholder of record on the
record date for a dividend as set by the Board of Directors (normally on or around the 1st day of February, May, August and November) so as to allow a sufficient time for the Company to process dividend payments. Therefore, the participant would not be entitled to any dividend payment, with respect to the Common Stock purchased on the Dividend Investment Date, until the next Dividend Investment Date.

Certificates for Shares

20.  Will share certificates be issued for common shares purchased?

      Normally, certificates for common shares purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statements of account. This additional service protects against loss, theft or destruction of stock certificates.


      Certificates for any number of shares up to the number of whole shares credited to an account under the Plan will be issued upon written request of a participant even though such participant wishes to remain in the Plan. This request should be mailed to the Agent as follows: First National Bank of Boston, P.O. Box 644, Mail Stop 45-02-09, Boston, MA 02105-0644. Withdrawal of shares in certificate form does not, of itself, affect the participant's participation in the Plan. Any remaining whole shares for which certificates have not been requested and fractional share will continue to be credited to the participant's account. In addition, share certificates will be issued, in accordance with the answer to Question 24, to participants who withdraw from the Plan.


      Shares credited to the account of a participant under the Plan may not be pledged or assigned while held in the Plan, and any such pledge or assignment will be void. A participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in his name.

      Certificates for fractional shares will not be issued under any circumstance.

21. In whose name will accounts be maintained and certificates registered when issued?

      Accounts for Shareholder participants will be maintained by the Agent in the name or names in which the participant's certificates for shares of Common Stock were registered as shown at the time the participant entered the Plan. Accounts for Customer and Employee participants will be maintained in the name or names designated on the Authorization Form when such Customer or Employee enrolled in the Plan. When issued, certificates for shares will be similarly registered.

      Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears an authorized signature and the signature is guaranteed by a commercial bank or trust company or by a member of the National Associa-tion of Securities Dealers, Inc.

Changing Type of Participation; Withdrawal from Participation

22.  How does a participant change his or her type of participation?


      A participant may change the type of his or her participation in the Plan at any time by completing an Authorization Form and returning it to the Agent at the address set forth in Question 4 above. An Authorization Form and postage paid envelope may be obtained as stated in the answer to Question 6 above. The amount of dividends to be reinvested as of the next Dividend Investment Date shall be in accordance with such later-dated Authorization Form if it is received by the Company on or before the fifth business day preceding a Dividend Record Date, but shall be the amount indicated in the original Authorization Form if it is received after such date; provided, however, the Agent in its discretion may accept such a later-dated Authorization Form received after the fifth business day preceding a Dividend Record Date, and not later than the fifth business day after the Dividend Investment Date for such dividend.


23.  May a participant withdraw from the Plan?

      Yes. The Plan is entirely voluntary and a participant may withdraw at any time. However, a withdrawal from the Plan does not mean that you will receive money for the stock already purchased under the Plan. As set forth in the answer to Question 24 below, upon withdrawal from the Plan the participant will receive certificates for any whole shares credited to the participant's account under the Plan, together with a cash payment for any fractional share so purchased. The Company does not assure that there will be an active market for said shares or that the market will yield a value which, together with said fractional share cash payment, is equal to the amount the participant paid for such shares and fractional share interest. See also Question 29 ("Who do I call if I want to sell my stock?").

24.  How does a participant withdraw from the Plan?

      In order to withdraw from the Plan, a participant must provide the Agent with written notice that he or she intends to withdraw. Written notice should be addressed to the Agent at the address set forth in Question 4 above. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share. The value of such share certificates and cash payment received in lieu of fractional share interest may be greater than, equal to, or less than the amount the participant paid for such shares and fractional share interest.

      If the notice of withdrawal is received by the Company on or after the Dividend Record Date for the next dividend to be paid by the Company, but before the Dividend Investment Date upon which such dividend is to be paid, it shall not be effective until after the Dividend Investment Date and the dividend paid on that Dividend Investment Date will be reinvested and credited to the participant's account in accordance with participant's previous instructions under the Plan. After the withdrawal becomes effective, any dividends will be paid in cash to the participant. A shareholder may elect to re-enroll in the Plan at any time. If the notice of withdrawal from the Plan is received by the Agent prior to the Dividend Record Date for the next dividend to be paid by the Company, dividends payable on the next succeeding Dividend Investment Date and all subsequent dividends will be paid in cash to the Shareholder unless he or she re-enrolls in the Plan pursuant to the procedures outlined in Question 6 and 7.

      If written notice of withdrawal is received by the Agent after a Dividend Record Date and at least five business days prior to the next Dividend Investment Date, any optional cash payments received prior to receipt of such notice will be returned to the participant. If such written notice of withdrawal is received by the Agent after a Dividend Record Date but less than five business days prior to the next Dividend Investment Date, any optional cash payments received prior to receipt of such notice will be invested for the participant's account on the next succeeding Dividend Investment Date.

25. May a participant discontinue dividend reinvestment on shares held outside his or her Plan account without withdrawing from the Plan?

      Yes, so long as at least one whole share is held through the Plan, a participant who wishes to discontinue the automatic reinvestment of the dividends on the shares held outside the Plan account may do so, without withdrawing from the Plan, by filing a new Authorization Form to change the type of his or her participation. However, the dividends on the shares held in the Plan account will continue to be reinvested.

26.  May the Company terminate participation by a Plan participant?

      If a participant does not own at least one whole share held through the Plan, the participant's participation in the Plan will be terminated. The Company may also terminate any participant's participation in the Plan after written notice in advance mailed to such participant at the address appearing on the Agent's records.

27. What happens when a participant sells or transfers some or all of the shares registered in his or her name?

      If a participant disposes of some or all shares of the Company's Common Stock registered in his or her name (as opposed to shares held through the Plan), that transfer will not affect participation in the Plan; however, as explained above, if less than one whole share is held in the Plan account, the participant will receive a cash payment for the fractional share, and the Plan account will be closed. As long as at least one whole share is held in the Plan account, the Agent will continue to reinvest the dividends on the shares credited to the participant's account under the Plan until notified by such participant that he or she wishes to withdraw from the Plan. Participants who desire to dispose of all shares credited to their account under the Plan first must withdraw from the Plan as described in Question 24 above. For information regarding the trading market in the Company's common stock, please refer to (1) "Market and Dividend Information" within the Company's most recent Annual Report to Shareholders", (2) "RISK FACTORS - Limited Public Market for Trading of Common Stock, and - Earnings Dilution", and (3) "THE PLAN - Question 29, "Who do I call if I want to sell my stock?" .

28. What happens to the whole shares and fractions of a share when a participant withdraws from the Plan?

      When a participant withdraws from the Plan, a certificate for his or her whole shares and a cash adjustment representing any fraction of a share will be mailed directly to the participant at the address indicated by the participant's written notice, if one is so indicated; otherwise to the address then appearing in the Agent's records. The fractional share cash payment will be based on the closing bid price of the Company's common stock as quoted through the NASDAQ National Market System for the business day on which the withdrawal request is received by the Company, or if there is no such quotation for such day, then for the next-following day for which there is such a quotation.

29.  Who do I call if I want to sell my stock?


      Participants in the Plan who desire to sell shares of stock received upon withdrawal from the Plan should follow the normal procedures utilized to sell securities. Participants may call their usual stock broker, who in turn will likely contact the "market makers" in the Company's Common Stock to determine the prevailing "bid and ask" prices for such stock. Presently, there are three "market makers" for the Company's Common Stock: Tucker Anthony, Inc., The Chicago Cor-poration and Monroe Securities. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Tucker Anthony, Inc. is located at, among other places, One Beacon Street, Boston, Massachusetts 02108, telephone # (800) 548-3759; The Chicago Corporation is located at, among other places, 208 South LaSalle Street, Chicago, Illinois 60604, telephone # (312) 855-7600; and Monroe Securities is located at, among other places, 47 State Street, Rochester, New York 14614, telephone # (800) 766-5560.


Other Information

30. If the Company sells additional common shares through a rights offering, how will the rights on Plan shares be handled?

      In a rights offering, a participant will receive rights with respect to (i) any shares held of record by him or her, and (ii) whole shares credited to the participant's account under the Plan. Any rights based on a fraction of a share held in a participant's account will be sold by the Agent, if transferable, and the net proceeds will be invested in the same manner as an optional cash payment as of the next Dividend Investment Date.

31.  What happens if the Company declares a stock split or stock dividend?

      Any split shares or stock dividend shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account.

32. How will a participant's shares held under the Plan be voted at meetings of shareholders?

      Each participant will receive a single proxy card covering those whole shares of Common Stock credited to his or her account under the Plan and those shares registered in the participant's name that are not within the Plan. If the proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. Alternatively, the total number of whole shares held may be voted in person at stockholders' meetings.

      If a proxy card is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any items, all of the participant's shares will be voted (to the extent legally permissible) in accordance with the recommendations of the Board of Directors of the Company. This procedure is consistent with the actions taken with respect to shareholders who are not participating in the Plan and who return properly signed proxy cards and do not provide voting instructions. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of the participant's shares covered by such proxy card will be voted unless the participant or his or her duly appointed representative votes in person at the meeting.

33.  What are the Federal Income Tax Consequences of Participation in the
     Plan?


      Reinvestment of dividends does not relieve a participant of the liability for any income tax which may be payable on such dividends. A participant reinvesting dividends will be treated for Federal income tax purposes as having received, on the Dividend Investment Date, a dividend equal to the then fair market value of the shares purchased with such reinvested dividends plus any tax withheld prior to investment, even though such amount is not actually received in cash. The fair market value will be the average of the high and low bid prices of such Common Stock on the Dividend Investment Date as quoted through the NASDAQ National Market System, and not the five day average used to calculate the purchase price under the Plan.


      The cost basis for Federal income tax purposes of any shares acquired with reinvested dividends will be equal to the fair market value of such shares as of the applicable Dividend Investment Date. The basis of shares which are purchased with an initial investment or optional cash payments will be equal to the purchase price of such shares.

      A participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan. However, a participant who, upon with-drawal, receives the proceeds from the sale of a fractional share credited to his or her account may realize a gain or loss with respect to such fraction. Gain or loss may also be realized by the participant when whole shares are sold subsequent to withdrawal from the Plan (see Question 24). The amount of such gain or loss will be the difference between the amount realized by the participant and such participant's tax basis for the shares sold. The amount realized by a participant will be the gross proceeds less brokerage fees and commissions and any transfer taxes paid by the participant. Subject to limitations contained in the Internal Revenue Code, the administrative fees and charges incurred by participants upon the sale of shares may be deductible by participants who itemize deductions.

      If such a sale is made within one year of acquisition, any gain (or loss) may be taxed as short-term capital gain (or loss). If the sale is made after one year, the gain (or loss) may be taxed as a long-term capital gain (or loss). The holding period for shares acquired pursuant to the Plan will begin on the day following the purchase of such shares.

      In the case of participants (including foreign stockholders) who elect to have their dividends reinvested and whose dividends are subject to United States income tax or backup withholding, the amount required to be withheld will be deducted from the dividends payable to such participants, and the remaining amount will be applied to the purchase of shares of Common Stock under the Plan. The filing of any documentation required to obtain an exemption from, or a reduction in, United States withholding tax is the responsibility of the participant.

      The Company believes the foregoing is an accurate summary of the Federal tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan. THEREFORE, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE AND LOCAL TAX CONSEQUENCES RESULTING FROM PARTICIPATION IN THE PLAN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED PURSUANT TO THE PLAN. If you do not reside in the United States, your income tax consequences will vary from jurisdiction to jurisdiction. In addition, the foregoing rules may not be applicable to certain participants in the Plan, such as tax-exempt entities (e.g., pension funds and IRAs).

34.  What is the responsibility of the Company and the Agent under the Plan?

      The Company and the Agent in administering the Plan will not be liable for any act done in good faith or for any omission to act unless done (or omitted) in bad faith or due to gross negligence including, without limitation, any claim or liability arising with respect to the prices at which shares are purchased or sold for the participant's account and the times when such purchases or sales are made, or with respect to any fluctuation in the market value before or after purchase of sale or shares, or with respect to the tax treatment of dividends reinvested under the Plan.

      The participant should recognize that the Company cannot assure him or her of a profit or protect him or her against a loss on the shares purchased or sold under the Plan.

35.  May the Plan be changed or discontinued?

      Notwithstanding any other provision of the Plan, the Board of Directors of the Company may modify, amend, supersede, suspend or terminate the Plan at any time, including the period between a Dividend Record Date and a Dividend Investment Date. The Board of Directors may increase the number of shares which may be issued by the Company under the Plan. Notice of any material amendment or modification, or any superseding, suspension or termination of the Plan, will be mailed to all participants. No such event will affect any shares then credited to a participant's account, except that upon any whole or partial termination of the Plan, certificates for whole shares credited to a participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share.

36.  Who interprets and regulates the Plan?

      The terms of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of New Hampshire. The Company reserves the sole right, in its sole discretion, to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. If it appears to the Company that any participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other stockholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such participant is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest. Under such circumstances, the Company may also act to terminate participation by such participant.

37. How may Shareholders, Customers and Employees obtain answers to other questions regarding the Plan?

      Any additional questions should be addressed to:


            The First National Bank of Boston
            Investor Relations Department
            P.O. Box 644
            Mail Stop 45-02-09
            Boston, Massachusetts 02105-0644

            Telephone No. 1-800-736-3001


            or

            Pennichuck Corporation
            Four Water Street
            P. O. Box 448
            Nashua, New Hampshire  03061
            Attention:  Shareholder Relations

            Telephone No. (603) 882-5191

                               USE OF PROCEEDS

      The Company has no basis for precisely estimating the number of shares of Common Stock that may ultimately be sold under the Plan, or the prices at which the shares will be sold. The net proceeds from the purchase of Common Stock directly from the Company under the Plan will be added to the Company's general funds. These funds will be used for capital expenditures for extensions, additions and improvements to the utility plant and properties of the Company's subsidiaries, for the payment of obligations of the Company or its subsidiaries incurred for such expenditures, for potential acquisitions, and for other general corporate purposes. There is no minimum number of shares of Common Stock that must be sold under the Plan before the proceeds of any sale under the Plan is made available to the Company; therefore, there is no assurance that any of the above-intended purposes will be realized.

                             VALIDITY OF SHARES

      The legality under New Hampshire law of the shares of Common Stock of the Company offered hereby has been passed upon by Gallagher, Callahan & Gartrell, P.A., 214 North Main Street, Concord, New Hampshire 03301.

                                   EXPERTS


      The consolidated financial statements and schedules of the Company and its subsidiaries which are incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                               INDEMNIFICATION

      Under provisions of the Company's Bylaws, any person made a party to any lawsuit or proceeding by reason of being a director, officer or employee of the Company may be indemnified by the Company against the reasonable expenses, including attorneys' fees, judgments and fines paid or incurred in connection with the defense of such lawsuit or proceeding, including the cost of court-approved settlements, provided that such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, where criminal liability is charged, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           PENNICHUCK CORPORATION







                          DIVIDEND REINVESTMENT AND
                         COMMON STOCK PURCHASE PLAN





                                Common Stock






                                 PROSPECTUS




                           Dated February 1, 1997




                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of securities hereunder, including estimated expenses incurred with respect to filing of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-98188).

            Registration Fee                            $   612

            Printing                                     47,988

            Legal Fees and Expenses                      35,085

            Blue Sky Fees and Expenses                    1,500

            Accountants' Fees and Expenses                1,500
                                                        -------
                 TOTAL                                  $86,685
                                                        =======

________________

Item 15.  Indemnification of Directors and Officers

      Incorporated by reference to Item 15 of Part II of the Company's Registration Statement on Form S-3 (No. 33-69494).

Item 16.  Exhibits

Exhibit
Number            Description of Exhibit
-------           ----------------------

3.1               Restated Articles of Incorporation of
                  Pennichuck Corporation (Filed as
                  Exhibit 3.1 to the Company's 1990
                  Form 10-K Report and incorporated
                  herein by reference)

3.2               Articles of Amendment to the Articles
                  of Incorporation of Pennichuck
                  Corporation (Filed as Exhibit 3.2 to
                  the Company's 1994 Form 10-KSB Report
                  and incorporated herein by reference)

3.3               Amended and Restated Bylaws of Pennichuck
                  Corporation (Filed as Exhibit 3.3 to
                  the Company's 1995 second quarter
                  Form 10-QSB Report and incorporated
                  herein by reference)

4.1               Dividend Reinvestment and Common
                  Stock Purchase Plan, as amended

5.1               Opinion of Gallagher, Callahan &
                  Gartrell, P.A. with respect to
                  legality (Filed as Exhibit 5.1 to the
                  Company's Registration Statement
                  on Form S-3, No. 33-98188, and incorporated herein by reference)

23.1              Consent of Gallagher, Callahan &
                  Gartrell, P.A. (included in their
                  opinion filed as Exhibit 5.1 to the
                  Company's Registration Statement
                  on Form S-3, No. 33-98188, and incorporated herein by reference)

23.2              Consent of Arthur Andersen LLP

99.1              Letter to shareholders of
                  Pennichuck Corporation (Filed as
                  Exhibit 99.1 to the Company's
                  Registration Statement
                  on Form S-3, No. 33-98188, and
                  incorporated herein by reference)

99.2              Letter to customers of Pennichuck
                  Water Works, Inc. describing the Plan
                  (Filed as Exhibit 99.2 to the
                  Company's Registration Statement
                  on Form S-3, No. 33-98188, and
                  incorporated herein by reference)

99.3              Letter to resident employees of
                  Pennichuck Corporation describing
                  the Plan (Filed as Exhibit 99.3
                  to the Company's Registration
                  Statement on Form S-3, No. 33-98188, and incorporated herein by reference)

99.4              Brochure describing the Plan (Filed
                  as Exhibit 99.4 to the Company's
                  Registration Statement on Form S-3,
                  No. 33-98188, and incorporated
                  herein by reference)

99.5              Plan Authorization Form, as amended

Item 17.  Undertakings

      The undersigned registrant hereby agrees:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

      provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-98188 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on March 7, 1997.

                                    PENNICHUCK CORPORATION
                                    (Registrant)


                                    By: /s/ Charles J. Staab
                                            Name:  Charles J. Staab
                                            Title: Vice President,
                                                   Treasurer and
                                                   Chief Financial
                                                   Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 33-98188 has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                     Date
---------                     -----                     ----

/s/ Maurice L. Arel           President, Chief          March 7, 1997
    Maurice L. Arel           Executive Officer and
                              Director
                              (Principal Executive
                              Officer)


/s/ Stephen J. Densberger     Executive Vice            March 7, 1997
    Stephen J. Densberger     President and Director



/s/ Charles J. Staab          Vice President,           March 7, 1997
    Charles J. Staab          Treasurer, Chief
                              Financial Officer
                              and Director
                              (Principal Financial
                              Officer)


/s/ Bonalyn J. Hartley        Vice President,           March 7, 1997
    Bonalyn J. Hartley        Controller and Chief
                              Accounting Officer
                              (Principal Accounting
                              Officer)


/s/ Joseph A. Bellavance      Director                 March 7, 1997
    Joseph A. Bellavance


/s/ Frank B. Clancy           Director                 March 7, 1997
    Frank B. Clancy


/s/ Charles E. Clough         Director                 March 7, 1997
    Charles E. Clough


/s/ Hannah M. McCarthy        Director                 March 7, 1997
Hannah M. McCarthy


/s/ Robert P. Keller          Director                 March 7, 1997
    Robert P. Keller


___________________________   Director                 March 7, 1997
    Davis P. Thurber